Exhibit 99.1

Media Contact	Investor Relations
Tucker McNeil	Jason Thompson
tel: +1 804.444.6397	tel: +1 804.444.2556
mediainquiries@mwv.com

MWV Reports Strong Fourth Quarter and Full-Year Sales and Earnings Growth

Fourth Quarter and Full-Year 2014 Highlights:

•	Fourth quarter earnings from continuing operations were $0.31 per share; earnings ex-items were up 59% to $0.46 vs. $0.29 on the same basis in the prior year

•	Full-year earnings from continuing operations were $1.53 per share; earnings ex-items were up 80% to $1.85 vs. $1.03 on the same basis in the prior year

•	Fourth quarter and full-year sales both grew 5% from gains across targeted packaging and specialty chemicals markets

•	Strong fourth quarter and full-year EBITDA growth driven by improvement across all packaging segments (see table below)

•	Fourth quarter cash flow from continuing operations was $298 million

•	Full-year cost savings were $85 million; total margin improvement program benefits expected to be $135 million through 2015

RICHMOND, Va., January 26, 2015—MeadWestvaco Corporation (NYSE: MWV), a global leader in packaging and packaging solutions, reported strong sales and EBITDA margin growth in the fourth quarter of 2014 (see table below). Sales increased from volume, pricing and share gains in targeted packaging and specialty chemicals end markets. Margin grew from strong operational and commercial performance, returns on major productivity investments and continued cost reductions. As a result, total company EBITDA ex-items increased 18% to $246 million or 17.9% of sales. Refer to the “Use of Non-GAAP Measures” section of this release for further information.

($MM)	Q4 2014 EBITDA	Δ vs. prior year	Full Year 2014 EBITDA	Δ vs. prior year	Q4 2014 EBITDA Margin	Δ vs. prior year	Full Year 2014 EBITDA Margin	Δ vs. prior year
Food & Beverage	$126	+10%	$543	+19%	16.5%	110 bps	16.8%	210 bps
Home, Health & Beauty	$29	+32%	$119	+32%	15.2%	310 bps	15.2%	310 bps
Industrial	$37	+28%	$128	+22%	26.6%	670 bps	22.9%	370 bps
Specialty Chemicals	$62	+2%	$275	+5%	25.7%	(40) bps	26.4%	(30) bps

“MWV’s revenue and earnings growth this quarter was the result of momentum we generated throughout a very good year of performance in 2014,” said John A. Luke, Jr., chairman and chief executive officer, MWV. “Our strong packaging and specialty chemicals results reinforce the benefits of the market-focused strategies we have established in each business. We are confident our packaging and specialty chemicals businesses will continue to be successful and contribute to long-term shareholder value creation as new companies.”

Fourth Quarter and Full-year Comparison

Sales from continuing operations in the fourth quarter of 2014 were $1.37 billion compared to $1.31 billion in the fourth quarter of 2013. Income from continuing operations attributable to the company in the fourth quarter of 2014 was $53 million or $0.31 per share, compared to $209 million or $1.16 per share in the fourth quarter of 2013. Income from continuing operations attributable to the company excluding special items was $78 million or $0.46 per share in the fourth quarter of 2014, compared to $51 million or $0.29 per share in the fourth quarter of 2013.

Sales from continuing operations for full-year 2014 were $5.6 billion compared to $5.4 billion for full-year 2013. Income from continuing operations attributable to the company for full-year 2014 was $262 million or $1.53 per share compared to $320 million or $1.78 per share for full-year 2013. Income from continuing operations attributable to the company for full-year 2014 excluding special items was $317 million or $1.85 per share compared to $185 million or $1.03 per share for full-year 2013.

Refer to the “Use of Non-GAAP Measures” section of this release for further information.

Fourth Quarter Segment Results

Following is a summary of fourth quarter 2014 results by business segment. All comparisons of the results for the fourth quarter of 2014 are with the fourth quarter of 2013 on a continuing operations basis.

Food & Beverage

In the Food & Beverage segment, sales grew 2% to $765 million in the fourth quarter of 2014 compared to $747 million in the fourth quarter of 2013. EBITDA increased 10% to $126 million in the fourth quarter of 2014 compared to $115 million in the fourth quarter of 2013.

•	Total revenue up 5% excluding unfavorable foreign currency exchange

•	6% revenue growth in beverage led by gains in North America and Asia Pacific

•	1% revenue growth in food led by gains in North American food service driven by foam cup and container replacement trends

•	2% growth in premium paperboard (tobacco and commercial print) from share gains with key customers

Home, Health & Beauty

In the Home, Health & Beauty segment, sales grew 5% to $191 million in the fourth quarter of 2014 compared to $182 million in the fourth quarter of 2013. EBITDA increased 32% to $29 million in the fourth quarter of 2014 compared to $22 million in the fourth quarter of 2013.

•	Total revenue up 13% excluding European beauty and personal care folding carton exit and unfavorable foreign currency exchange

•	10% revenue growth in dispensing from continued gains in higher-value fragrance pumps, home cleaning triggers and lawn care sprayers

•	Earnings more than tripled on price and mix improvement, better plant loadings and cost reductions

•	Continued profit improvement in secondary and adherence healthcare business

Industrial

In the Industrial segment, sales declined 5% to $139 million in the fourth quarter of 2014 compared to $146 million in the fourth quarter of 2013. EBITDA increased 28% to $37 million in the fourth quarter of 2014 compared to $29 million in the fourth quarter of 2013.

•	Total revenue up 5% excluding unfavorable foreign currency exchange

•	27% EBITDA margin driven by Brazilian industrial business (33% EBITDA margin) despite general economic slowdown

•	Volume up 4% in Brazilian corrugated business; branded HyPerform® light-weight paper continues to gain share

•	Price and product mix improved 4% led by increases in Brazilian business to recover margins and offset inflation

•	12% revenue growth in the Indian business on enhanced machine productivity and effective commercial engagement of brand owners

Specialty Chemicals

In the Specialty Chemicals segment, sales grew 3% to $241 million in the fourth quarter of 2014 compared to $234 million in the fourth quarter of 2013. EBITDA increased 2% to $62 million in the fourth quarter of 2014 compared to $61 million in the fourth quarter of 2013.

•	Total revenue up 4% excluding unfavorable foreign currency exchange

•	15% revenue growth in carbon technologies led by automotive solutions

•	18% revenue growth in asphalt from share gains with Evotherm® warm mix paving solution

•	22% revenue growth in oilfield from share gains with higher value, high-performance formulations

•	Standard pine chemical revenue declined modestly

•	Positive productivity from continued improvement in plant utilization rates

•	Record sales and earnings for full-year 2014

Community Development and Land Management

Sales for the Community Development and Land Management segment were $45 million in the fourth quarter of 2014 compared to $6 million in the fourth quarter of 2013. Profit of $13 million in the fourth quarter of 2014 compared to a loss of $4 million in the fourth quarter of 2013. The improvement was driven by increased sales and earnings from accelerated progress in real estate development projects and the ongoing improvement in the Charleston, South Carolina region market fundamentals.

Rural, Recreational and Other sales:

•	13,900 acres for total proceeds of $35.4 million ($2,600 per acre)

•	142-acre seed orchard for total proceeds of $1.8 million ($13,000 per acre)

Nexton Real Estate sales:

•	14.7 acres sold for total proceeds of $2.9 million ($197,300 per acre)

Other Items

In the fourth quarter of 2014, total pre-tax input costs of energy, raw materials and freight increased by $11 million compared to the fourth quarter of 2013 on a continuing operations basis.

In the fourth quarter of 2014, the pre-tax impact on earnings from foreign currency exchange was $13 million unfavorable compared to the fourth quarter of 2013 on a continuing operations basis.

Cash flow provided by operating activities from continuing operations was $298 million in the fourth quarter of 2014 compared to $194 million in the fourth quarter of 2013, reflecting improved earnings and working capital compared to 2013.

Capital spending declined to $132 million in the fourth quarter of 2014 compared to $169 million in the fourth quarter of 2013, reflecting lower overall investment primarily related to the Covington biomass boiler, which was completed in the fourth quarter of 2013.

On January 22, 2015, the company announced it has signed a definitive agreement to sell its European Tobacco Folding Carton business to AR Packing Group AB. Restructuring charges of approximately $30 million related to asset write-downs for this business were recorded in the fourth quarter of 2014.

About MWV

MeadWestvaco Corporation (NYSE:MWV) is a global packaging company providing innovative solutions to the world’s most admired brands in the healthcare, beauty and personal care, food, beverage, home and garden, tobacco, and agricultural industries. The company also produces specialty chemicals for the automotive, energy and infrastructure industries, and maximizes the value of its development land holdings. MWV’s network of 125 facilities and 15,000 employees spans North America, South America, Europe and Asia. Learn more at www.mwv.com.

Forward-looking Statements

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company, or industry results, to differ materially from those expressed or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties, and other factors that could cause or contribute to actual results differing materially from those expressed or implied by the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of MeadWestvaco to realize improvements in operating earnings from the company’s ongoing cost reduction initiatives; the ability of MeadWestvaco to close announced and pending transactions, including whether and when the spin-off of Specialty Chemicals will occur; competitive pricing for the company’s products; impact from unpredictable costs of energy and raw materials, including wood fiber and other input costs; fluctuations in demand and changes in production capacities; relative growth or decline in the United States and international economies; government policies and regulations, including, but not limited, to those affecting the environment, climate change, tax policies and the tobacco industry; the company’s continued ability to reach agreement with its unionized employees on collective bargaining agreements; the company’s ability to maximize the value of its development land holdings; adverse results in current or future litigation; currency movements; volatility or deterioration of the capital markets; and other risk factors discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2013, and in other filings made from time to time with the SEC. MeadWestvaco undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the company’s reports filed with the SEC.

Consolidated Statements of Operations

In millions, except per share amounts (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net sales	$1,374	$1,310	$5,631	$5,389

Cost of sales	1,106	1,066	4,465	4,429
Selling, general and administrative expenses	142	154	607	638
Interest expense	53	42	213	159
Other income, net	(24)	(35)	(51)	(59)

Income from continuing operations before income taxes	97	83	397	222
Income tax provision (benefit)	28	(127)	117	(97)

Income from continuing operations	69	210	280	319

Income from discontinued operations, net of income taxes	—	468	1	519

Net income	69	678	281	838
Less: Income (loss) attributable to non-controlling interests, net of taxes	16	1	18	(1)

Net income attributable to the company	$53	$677	$263	$839

Income from continuing operations attributable to the company	$53	$209	$262	$320

Net income per diluted share attributable to the company:
Income from continuing operations	$0.31	$1.16	$1.53	$1.78
Income from discontinued operations	0.00	2.61	0.00	2.88

Net income attributable to the company	$0.31	$3.77	$1.53	$4.66

Shares used to compute net income per diluted share	170.0	179.7	171.6	180.0

MeadWestvaco Corporation and consolidated subsidiary companies

Consolidated Balance Sheets

In millions (Unaudited)

	December 31, 2014	December 31, 2013
Assets
Cash and cash equivalents	$454	$1,057
Accounts receivable, net	626	625
Inventories	693	686
Other current assets	189	108

Current assets	1,962	2,476

Property, plant, equipment and forestlands, net	3,422	3,647
Prepaid pension asset	1,374	1,475
Goodwill	692	716
Restricted assets held by special purpose entities	1,258	1,258
Other assets	643	713

	$9,351	$10,285

Liabilities and Equity
Accounts payable	$547	$563
Accrued expenses	391	534
Notes payable and current maturities of long-term debt	82	79

Current liabilities	1,020	1,176

Long-term debt	1,790	1,816
Non-recourse liabilities held by special purpose entities	1,112	1,112
Deferred income taxes	1,321	1,348
Other long-term obligations	701	734

Shareholders’ equity	3,253	3,944
Non-controlling interests	154	155

Total equity	3,407	4,099

	$9,351	$10,285

MeadWestvaco Corporation and consolidated subsidiary companies

Condensed Consolidated Statements of Cash Flow

In millions (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Cash flow from operating activities:
Net income	$69	$678	$281	$838
Discontinued operations	—	(468)	(1)	(519)
Depreciation, depletion and amortization	91	101	370	390
Deferred income taxes	23	—	47	7
Pension income (excluding settlements, curtailments, and termination benefits)	(30)	(32)	(121)	(106)
Changes in working capital	138	82	(92)	(82)
Payment of alternative minimum taxes – forestlands sale	—	—	(98)	—
Change in alternative fuel mixture credit reserves	—	(165)	—	(165)
Other operating activities from continuing operations	7	(2)	(5)	(5)

Net cash provided by continuing operations	298	194	381	358
Discontinued operations	—	(17)	1	79

Net cash provided by operating activities	298	177	382	437

Cash flow from investing activities:
Capital expenditures	(132)	(169)	(346)	(506)
Other investing activities from continuing operations	8	1	86	25
Discontinued operations	—	72	—	70

Net cash used in investing activities	(124)	(96)	(260)	(411)

Cash flow from financing activities:
Payments of debt and notes payable, net	(6)	(226)	(15)	(250)
Dividends paid - regular	(42)	(44)	(169)	(177)
Dividends paid - special	—	—	(175)	—
Stock repurchases	(54)	(126)	(399)	(126)
Proceeds from secured financing	—	774	—	774
Proceeds from formation of joint venture	—	153	—	153
Other financing activities from continuing operations	(5)	(9)	50	19

Net cash (used in) provided by financing activities	(107)	522	(708)	393

Effect of exchange rate changes on cash	(13)	(8)	(17)	(25)

Increase (decrease) in cash and cash equivalents	54	595	(603)	394

Cash and cash equivalents:
At beginning of period	400	462	1,057	663

At end of period	$454	$1,057	$454	$1,057

MeadWestvaco Corporation and consolidated subsidiary companies

Segment Information

In millions (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Sales
Food & Beverage	$765	$747	$3,228	$3,106
Home, Health & Beauty	191	182	781	743
Industrial	139	146	560	548
Specialty Chemicals	241	234	1,041	980
Community Development & Land Management	45	6	58	20

Total	1,381	1,315	5,668	5,397
Inter-segment eliminations	(7)	(5)	(37)	(8)

Consolidated total	$1,374	$1,310	$5,631	$5,389

Segment profit
Food & Beverage	$71	$61	$326	$239
Home, Health & Beauty	14	4	55	21
Industrial	27	18	86	65
Specialty Chemicals	53	53	242	229
Community Development & Land Management	13	(4)	6	(14)

Subtotal	178	132	715	540
Non-controlling interests	16	1	18	(1)
Corporate and Other [1]	(97)	(50)	(336)	(317)

Consolidated total [2]	$97	$83	$397	$222

[1]	Corporate and Other includes expenses associated with corporate support staff services, as well as income and expense items not directly associated with ongoing segment operations, such as restructuring charges, pension income and settlement charges, interest expense and income, non-controlling interest income and losses, certain legal settlements, gains and losses on certain asset sales and other items.
[2]	Represents income from continuing operations before income taxes.

MeadWestvaco Corporation and consolidated subsidiary companies

Use of Non-GAAP Measures

The company has presented certain financial measures, defined below, which have not been prepared in accordance with generally accepted accounting principles (“GAAP”) and have provided a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP. These financial measures are not meant to be considered in isolation or as a substitute for the most directly comparable financial measure calculated in accordance with GAAP. The company believes these non-GAAP financial measures provide investors, potential investors, securities analysts and others with useful information to evaluate the performance of the business, because such measures exclude items that management believes are not indicative of the ongoing operating results of the company.

Pre-tax Income, Net Income and Earnings Per Share – Ex-items

Set forth below is a reconciliation of pre- and after-tax income and earnings per share from continuing operations as calculated in accordance with GAAP to the respective financial measures on an adjusted basis.

In millions, except per share amounts (unaudited) Three months ended December 31	2014 Net Income	2014 Earnings Per Share	2013 Net Income	2013 Earnings Per Share
Income and earnings per share from continuing operations, as reported	$53	$0.31	$209	$1.16

Add:
Restructuring and other charges	34	0.20	8	0.05
Deduct:
Discrete income tax items	(9)	(0.05)	—	—
Alternative fuel mixture credits – reserve releases	—	—	(166)	(0.92)

Income and earnings per share from continuing operations, as adjusted	$78	$0.46	$51	$0.29

In millions, except per share amounts (unaudited) Twelve months ended December 31	2014 Net Income	2014 Earnings Per Share	2013 Net Income	2013 Earnings Per Share
Income and earnings per share from continuing operations, as reported	$262	$1.53	$320	$1.78

Add:
Restructuring and other charges	81	0.47	32	0.18
Pension settlement charge	—	—	12	0.06
Deduct:
Insurance settlement	(17)	(0.10)	—	—
Discrete income tax items	(9)	(0.05)	(13)	(0.07)
Alternative fuel mixture credits – reserve releases			(166)	(0.92)

Income and earnings per share from continuing operations, as adjusted	$317	$1.85	$185	$1.03

MeadWestvaco Corporation and consolidated subsidiary companies

EBITDA and EBITDA Margins – Ex-items

Set forth below is a reconciliation of the operational measures of both consolidated and segment-level EBITDA and EBITDA Margins (ex-items) to the most directly comparable GAAP measures, net sales, net income, and segment profit.

Consolidated EBITDA ex-items and EBITDA Margins ex-items

	Three Months Ended December 31,		Twelve Months Ended December 31,
($ in millions)	2014	2013	2014	2013
Net income	$69	$678	$281	$838

Add:
Restructuring and other charges	36	13	101	49
Pension settlement and other charges	—	—	—	19
Depreciation, depletion, and amortization	91	101	370	390
Interest expense	53	42	213	159
Income tax provision	28	—	117	—
Non-controlling interests	—	—	—	1

Deduct:
Insurance settlements	—	—	(27)	—
Alternative fuel mixture credits - reserve releases	—	(24)	—	(24)
Interest income	(15)	(6)	(57)	(14)
Income tax benefit	—	(127)	—	(97)
Income from discontinued operations	—	(468)	(1)	(519)
Non-controlling interests	(16)	(1)	(18)	—

EBITDA, as adjusted	$246	$208	$979	$802

Net sales	$1,374	$1,310	$5,631	$5,389
EBITDA Margin	17.9%	15.9%	17.4%	14.9%

MeadWestvaco Corporation and consolidated subsidiary companies

Segment EBITDA and EBITDA Margins

($ in millions)	Sales	Segment profit	Depreciation, depletion and amortization	EBITDA	EBITDA Margins
Three Months Ended December 31, 2014

Food & Beverage	$765	$71	$55	$126	16.5%
Home, Health & Beauty	191	14	15	29	15.2%
Industrial	139	27	10	37	26.6%
Specialty Chemicals	241	53	9	62	25.7%
Community Development and Land Management	45	13	1	14	31.1%

Three Months Ended December 31, 2013

Food & Beverage	$747	$61	$54	$115	15.4%
Home, Health & Beauty	182	4	18	22	12.1%
Industrial	146	18	11	29	19.9%
Specialty Chemicals	234	53	8	61	26.1%
Community Development and Land Management	6	(4)	—	(4)	NM

($ in millions)	Sales	Segment profit	Depreciation, depletion and amortization	EBITDA	EBITDA Margins
Twelve Months Ended December 31, 2014

Food & Beverage	$3,228	$326	$217	$543	16.8%
Home, Health & Beauty	781	55	64	119	15.2%
Industrial	560	86	42	128	22.9%
Specialty Chemicals	1,041	242	33	275	26.4%
Community Development and Land Management	58	6	2	8	13.8%

Twelve Months Ended December 31, 2013

Food & Beverage	$3,106	$239	$217	$456	14.7%
Home, Health & Beauty	743	21	69	90	12.1%
Industrial	548	65	40	105	19.2%
Specialty Chemicals	980	229	33	262	26.7%
Community Development and Land Management	20	(14)	1	(13)	NM

MeadWestvaco Corporation and consolidated subsidiary companies

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